UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2012

Cornerstone OnDemand, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35098	13-4068197
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Cloverfield Blvd.

Suite 620 South

Santa Monica, CA 90404

(Address of principal executive offices, including zip code)

(310) 752-0200

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

On June 7, 2012, Cornerstone OnDemand, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report the voting results of its annual meeting of stockholders held on June 4, 2012 (the “Annual Meeting”), including, among other things, the results of (i) the advisory vote of the stockholders regarding approval of the compensation of the Company’s named executive officers (the “Say-On-Pay Vote”) and (ii) the advisory vote of the stockholders regarding the frequency of conducting future Say-On-Pay Votes (the “Say-When-On-Pay Vote”). This Form 8-K/A is being filed as an amendment to the Original 8-K solely to disclose the decision of the Board of Directors of the Company (the “Board”) as to how frequently the Company will conduct future Say-On-Pay Votes.

Item 5.07. Submission of Matters to a Vote of Security Holders.

As reported in the Original 8-K, at the Annual Meeting, the Company’s stockholders voted, on an advisory basis, for the Company to hold a Say-On-Pay Vote every three years. Consistent with this recommendation, on August 13, 2012, the Company’s Board of Directors determined that the Company will conduct future Say-On-Pay Votes every three years until the next Say-When-On-Pay Vote is required under Section 14A of the Securities Exchange Act of 1934, as amended, or until the Board otherwise determines that a different frequency for holding Say-On-Pay Votes is in the best interests of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CORNERSTONE ONDEMAND, INC.

By:	/s/ Adam Weiss
Adam Weiss General Counsel

Date: August 29, 2012